EXHIBIT 10.13

                                 LOAN AGREEMENT

This Loan Agreement is made as of this 21st day of January 2000, by and between Medical Technology & Innovations, Inc., a Florida corporation, (the "Borrower") and International Investment Partners, Ltd., a Delaware corporation (the "Lender"). All current and future subsidiaries of Medical Technology & Innovations, Inc. (the "Guarantors") shall guarantee the loan amount and pledge all of their stock to the Lender.

                                    RECITALS

The Borrower has applied to the Lender for a secured term loan in the amount of One Million Dollars and the Lender is willing to provide the requested credit accommodation to the Borrower upon the terms and conditions of this Loan Agreement and upon the granting by the Borrower to the Lender of the security interest, liens, guarantees and other assurances of payment provided for in this Loan Agreement and the related documents bearing even date herewith.

NOW, THEREFORE, in consideration of the promises, covenants, and agreements of the parties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Amounts And Terms of Loan. Subject to all of the terms and conditions hereof, the Lender agrees to lend to the Borrower, or extend its credit on behalf of the Borrower, as follows:

     A. The Loan Amount. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to lend to the Borrower, and the Borrower hereby agrees to borrow from the Lender and repay the Lender or its Assigns, the amount of $1,000,000.00 (hereinafter called the "Loan"). The obligation of the Borrower to repay the Loan shall be evidenced by a promissory note (hereafter called the "Note") of the Borrower in a form satisfactory to the Lender, dated the date on which the Loan is made (hereafter known as the "Closing Date") payable to the order of the Lender in the amount of $1,000,000.00;

     B. Term of the Loan. Notwithstanding anything contained herein to the contrary, the Note shall be due and payable in full on January 21, 2005;


     C. Interest Rate. Subject to the alternatives for payment of interest set forth in subsection 1E, below, interest accruing on the Note shall be due and payable in arrears on the first day of month, commencing on February 1, 2000 (the "Interest Payment Date"). Unless the Default Rate (defined in subsection 1F) is applicable, the outstanding Principal balance of the Note shall bear interest at the rate of twelve percent (12%) per annum;

     D. Repayment. During the first eighteen (18) months of the Loan the Borrower will pay only interest monthly, commencing on the first day of the month following receipt of such $1,000,000.00 and execution of the Note, and continuing on the first day of the month for eighteen (18) months thereafter. During the remainder of the loan, the Borrower will pay principal, amortized over twenty years (balloon payment at maturity) and interest monthly, commencing on the first day of the nineteenth month and continuing on the first day of the month for forty-two (42) months thereafter. The remaining balance, of principal and accrued interest shall be due and paid in full at the end of sixty (60) months from the date of the Note. All payments shall be applied first to expenses, then interest and then to principal. All payments will be made promptly to the Lender at its address specified in this Loan Agreement, or at such other address as it may designate in writing. Any payment of principal or interest that is delinquent by more than ten (10) days shall draw interest at the rate of eighteen percent (18%) per annum from the date due;

     E. Payment of Interest, Alternatives. Notwithstanding anything contained herein to the contrary, the Borrower may satisfy its obligation to pay interest due on any Interest Payment Date (except the maturity date of the Loan) as follows:


          (1) By payment in cash on each Interest Payment Date (and at Maturity);



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          (2) Upon written notice to the Lender, which notice shall be given not less than five (5) business days prior to the Interest Payment Date and approval by the Lender, by adding an amount equal to twice the amount of the interest due on the Interest Payment Date to the outstanding principal of the Loan;

     F. Default Interest. Upon the occurrence of an Event of Default hereunder, the Borrower agrees to pay to the Lender, without notice or demand, interest on the unpaid amounts due hereunder at the rate of eighteen percent (18%) per annum (the "Default Rate"), whether or not the Lender elects to accelerate the unpaid principal balance as a result of such Event of Default. If judgment is entered against the Borrower on this Note, then the amount of the judgment entered (which may include principal, interest, fees, charges and costs) shall bear interest at the Default Rate. If this
     Note is referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the Borrower shall pay all of the Lender's reasonable costs, fees (including, but not limited to, reasonable attorneys' fees) and expenses resulting from such referral;

     G. Computation of Interest. Interest accruing on the outstanding principal balance hereunder shall be computed on the basis of the actual number of days elapsed in a year of 360 days;

     H. Application of Interest. All payments made hereunder shall be applied first to unpaid expenses and charges payable hereunder, then to accrued and unpaid interest, and then to principal (the "Obligations"), or in such other order or proportion as the Lender, in the Lender's sole discretion, may elect from time to time;


     I. Voluntary Prepayment. The Borrower may prepay the Loan in whole or in part at any time without premium or penalty;

     J. Alternative for Repayment of the Loan. At any time, at the option of the Lender, the outstanding principal plus accrued and unpaid interest and expenses due may be paid in an amount of common stock of the Borrower at the rate of one share for every four cents owed to the Lender (the "Conversion Rate"). The Conversion Rate had been determined at the time of negotiations, based upon the previous sixty day average closing price per share of the Borrower's common stock as quoted on the Over-The-Counter Bulletin Board (OTC: BB). The Conversion Rate will be adjusted for all stock splits subsequent to this Loan Agreement;

     K. Use of Proceeds. The Borrower shall use the proceeds for ordinary working capital purposes.

2. Collateral. As security for and to guaranty the full and timely payment and performance of the Obligations, the Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the collateral described below (the "Collateral").

     A. Guaranty. Medical Technology, Inc. and Steridyne Corporation, the subsidiaries of the Borrower, shall each provide a guaranty of the Loan (the "Guaranty"). The Borrower will deliver to the Lender all of the issued and outstanding capital stock of the Guarantors as collateral, to be returned upon repayment of the Loan in full. In addition, for all future subsidiaries of the Borrower or the Guarantors, similar Guaranty Agreements must be executed and all stock certificates delivered to the Lender, also to be returned upon repayment of the Loan in full.

     B. Mortgage. The Guarantor Steridyne Corporation shall duly execute and deliver to the Lender a Mortgage creating a second lien in favor of the Lender on property commonly known as 3725 Investment Lane, Riviera Beach, Florida 33404 (the "Mortgaged Property").



     C. Security Agreement . The Borrower shall execute a Security Agreement granting to the Lender a security interest in all of the existing or after acquired personal property of the Borrower, including



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     all of the Borrower's accounts receivable,  inventory, furniture, fixtures, appliances motor vehicles, machinery, equipment and general intangibles, including but not limited to any and all patents.

     D. Financing Statement. The Borrower shall deliver executed financing statements describing the Collateral for filing in such jurisdictions as shall be necessary to give Lender a valid, perfected security interest in the Collateral which may be perfected by filing;

     E. Further Assurances. The Borrower shall, at its cost and expenses, cause all instruments and documents given as security hereunder to be duly recorded where necessary in order to perfect and protect the Lender's mortgage, liens, and security interests.

     F. Security Documents. As used herein the term "Security Documents" shall mean the Mortgage, the Guaranties, the Security Agreement and any other document delivered to the Lender from time to time to secure the Obligations due under this Loan Agreement, as may be amended, supplemented or restated from time to time.

3. Conditions to Making the Loan. The Lender's willingness to make the loan shall be subject to the condition precedent that the Lender shall have received all of the following (the "Loan Documents"), each in form and the substance satisfactory to the Lender:

     A. This Loan Agreement, properly executed by the Borrower;

     B. The Note, properly executed by the Borrower;

     C. The Security Agreement, properly executed by the Borrower;

     D. A certificate of the Borrower's Secretary certifying as to (1) the resolution of the Borrower's directors, and if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents,
     (2) the Borrower's articles of incorporation and bylaws, and (3) the signatures of the Borrower's officers or agents authorized to execute and deliver the Documents and other instruments, agreements and certificates on the Borrower's behalf;

     E. (1) The Guaranties, properly executed by the subsidiaries of the Borrower; (2) the delivery of all the stock certificates of the subsidiaries of the Borrower; and (3) the Collateral Mortgage on the Mortgaged Property.

     F. All representations and warranties contained herein shall be true and correct;

     G. No material adverse change in the financial condition of the Borrower or of the Guarantors shall have occurred and be continuing.

4. Representations of the Borrower. To induce the Lender to make the Loan and enter into the Loan Agreement, the Borrower expressly makes the representations and warranties set forth below. The Borrower acknowledges the Lender's justifiable right to rely upon these representations and warranties.

     A. Incorporation. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned or operated by it. The Borrower owns 100% of the outstanding stock of its subsidiaries.

     B. Authority. The Borrower has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by the Borrower has been duly and properly authorized by proper corporate action in accordance with applicable law and with the Articles of Incorporation and Bylaws of the Borrower and this Agreement constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms.



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     C.  Non-Existence of Defaults.  The Borrower is not in default with respect to any of its existing indebtedness, and the making and performance of this Agreement and the Loan Documents will not immediately, or with the passage of time, the giving of notice, or both: (1) violate any laws or result in a default under any contract, agreement or instrument to which the Borrower is a party or by which the Borrower or its property is bound; (2) violate the provisions of the Articles or By-laws of the Borrower and any other governing document of the Borrower; or (3) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower, except in favor of the Lender.



     D. Litigation. There are no actions, suits, investigations, or proceedings pending or, in the knowledge of the Borrower, threatened against the Borrower, or the assets of the Borrower, except as specifically disclosed in a writing:

          Stephen Angelillo has notified the Borrower and the Lender of possible litigation in regards to the Purchase Agreement of Florida Medical Industries Corporation.

     E. Liabilities or Adverse Changes. The Borrower has disclosed all indebtedness and contingent liabilities known to the Borrower. The Borrower does not know of or expect any adverse change in the assets, liabilities, properties, business or condition, financial or otherwise, of the Borrower due to this Agreement.

     F. Title to Collateral. The Borrower and its subsidiaries own all the Collateral, free and clear except as indicated here, and the title of the Borrower and its subsidiaries to all property, which is submitted as the Collateral for the Loan, shall be good and marketable. The Lender's liens described herein shall constitute first and indefensible security interests of liens thereon, except to the extent that the Lender in advance expressly agrees in writing to the contrary.

     G. Validity, Binding Nature and Enforceability of the Documents. The Loan Documents executed by the Borrower are the valid and binding obligations of the Borrower, fully enforceable against the Borrower in accordance with their terms.

     H. Defaults Under Other Agreements. There is not currently existing any action, event or condition, which would constitute a default on the part of the Borrower under any other Loan Agreement.

     I. Taxes. The Borrower: (a) has filed all federal, state and local tax returns and other reports which the Borrower is required by law to file prior to the date hereof and which are material to the conduct of the business of the Borrower; (b) has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof; and (c) has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. The Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on the Borrower's books of account or reflected in the Borrower's financial reports or statements.


     J. Compliance with Laws. The Borrower has complied and will comply in all material respects with all applicable laws with respect to: (a) any restrictions, specifications or other requirements pertaining to products that the Borrower sells or to the services it performs; (b) the conduct of its business; (c) the use, maintenance and operation of the real and personal properties owned or leased by it in the conduct of its business; and (d) the obtaining of all necessary licenses and permits necessary to engage in its business.

     K. Solvency. The Borrower will be solvent at the execution hereof and after closing, after giving full effect to the Loan and all of its indebtedness. The Borrower will maintain such solvent financial condition giving full effect to all of its obligations, as long the Loan remains unsatisfied. The



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     Borrower has sufficient  capital to carry on its business and  transactions as now conducted and as planned in the future.

     L. Environmental Compliance. The Borrower has received no notices or information, oral or in writing, from any Federal, State or Local authority or official that any of the Borrower's property, real or personal, is in violation of any existing Federal, State or Local, environmental laws, statutes, ordinances, rules or regulation, and, to the best of the Borrower's knowledge, all of such properties are in full compliance with said laws, statutes, ordinances, rules and regulations.

5. Affirmative Covenants. The Borrower covenants and agrees that, until the Loan is repaid in full, the Borrower shall:

     A. Financial Statements. Provide to the Lender updated financial statements and any other financial information on a monthly or other basis as may be required by the Lender;

     B. Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, but not necessarily be limited to, the compliance with all applicable laws, rules, and regulations pertaining to occupation of the Mortgaged premises and the conduct of its business on the mortgaged premised and pertaining to the handling, creating, maintaining, discharge, spillage, disposal, or reports of any substance or condition relating to hazardous or toxic waste or substances; and the paying before the same become delinquent of all taxes, assessments, and governmental charges and fees imposed upon it or upon its property except to the extent contested in good faith upon written notice to the Lender;


     C. Insurance. Keep all of its properties and the Collateral insured in amounts approved by the Lender, at all times against damage by fire and other hazards; maintain adequate insurance at all times with responsible insurance carriers, approved by the Lender, against liability on account of damage to persons, and property and under all applicable workmen's compensation laws; and maintain adequate insurance covering such other risks as the Lender may reasonably require. All insurance policies shall be endorsed to include the Lender as additional loss payee. The Borrower shall, from time to time, upon request of the Lender, promptly furnish or cause to be furnished, evidence, in form and substance satisfactory to the Lender, of the maintenance, to include proof of the payment of all applicable premiums, of all insurance required;


     D. Records. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principals consistently applied, reflecting all financial transactions of the Borrower.


6. Negative Covenants. The Borrower covenants and agrees that, until the Obligations are paid in full, the Borrower and the Guarantors shall not:


     A. Dividends. Declare or pay any dividends on its Common or Preferred Stock without the written consent of the Lender;


     B. Issuance of Stock. Issue or enter into any agreement to issue any Common or Preferred Stock, including options and warrants, without the written consent of the Lender, which consent shall not be unreasonably withheld.

7. Events of Default. The occurrence of any of the following events shall constitute an Event of Default and shall entitle the Lender to exercise the Lender's rights and remedies under this Loan Agreement, any of the Loan Documents or its Obligations:

     A. Default in the repayment of the Loan's principal or interest or on any portion thereof when due, time being strictly of the essence;

     B. Default in payment of any of the Obligations when due and payable;

     C. A material breach of or default by the Borrower under the terms, covenants and conditions of the Borrower contained in this Loan Agreement;



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     D. A material breach of or default of any of the Security Documents;


     E. The Borrower, any Guarantor, or any wholly owned subsidiary of the Guarantors of the Loan shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make any assignment for the benefit of creditors; or the Borrower, any Guarantor, or any wholly owned subsidiary of any Guarantor of the Loan shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower, such Guarantors, or any wholly owned subsidiary of any Guarantor of the Loan, as the case may be; or the Borrower, any Guarantor, or any wholly owned subsidiary of any Guarantor of the Loan shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower, any such Guarantor, or any wholly owned subsidiary of any Guarantor of the Loan; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower, any Guarantor, or any wholly owned subsidiary of any Guarantor of the Loan;

     F. A petition shall be filed by or against the Borrower, any Guarantor or against any wholly owned subsidiary of any Guarantor under the United States Bankruptcy Code naming the Borrower or any Guarantor or such wholly owned subsidiary as debtor;

     G. The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent.

8. Rights and Remedies. Upon the occurrence of an Event of Default or during any period of time beginning on the date when an Event of Default occurs, the Lender may exercise any or all of the following rights and remedies:

     A. The Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

     B. The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the Uniform Commercial Code as in effect from time to time in the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion thereof, including, without limitation, the right to take without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonable convenient to both parties;

     C. The Lender may exercise and enforce its rights and remedies under the Loan Documents; Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

9.   Miscellaneous.

     A. Indemnity. The Borrower agrees to indemnify, defend and hold harmless the Lender, its affiliates, successors, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):



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          (1) any and all transfer  taxes,  documentary  taxes,  assessments  or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Loan;

          (2) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained herein proves to be incorrect in any respect or as a result of any violation of the covenant contained herein;

          (3) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Loan and the Loan Documents or the use or intended use of the proceeds of the Loan.


               2. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's Obligation under this paragraph shall survive the termination of this Loan Agreement and the discharge of the Borrower's other Obligations hereunder.


     B. Survival. The terms, conditions, and covenants set forth herein and in the Loan Documents shall survive closing and shall constitute a continuing obligation of the Borrower during the course of the transactions contemplated herein. The Obligations of the Borrower under this Loan Agreement shall remain in effect so long as any Obligation is outstanding, unpaid, or unsatisfied between the Borrower and the Lender.


     C. Binding Effect, Assignment or Transfer. This Loan Agreement shall be binding upon, and inure to the benefit of, the parties, their successors and assigns. Notwithstanding the foregoing to the contrary, the Borrower shall not have the right to assign its rights hereunder, or any interest herein, without the Lender's prior written consent. The interest of the Lender is transferable, subject to applicable limitations. The Lender will submit to the Borrower and to all other such Lenders a written instrument of transfer duly executed by the Lender or the Lender's duly authorized attorney and the surrender to Borrower for transfer of the Note held by such Lender. Thereupon, the Borrower will issue a new Note in the same aggregate principal amount as the Note surrendered for transfer to the designated transferee or transferees.


     D. Pennsylvania Law Governs. This Loan Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.


     E. Entire Agreement. This Loan Agreement and the Loan Documents contain the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this Loan Agreement and the Loan Documents are not part of either this Loan Agreement or the understanding of the parties hereto.

     F. Severability. Any provision of this Loan Agreement, which is prohibited or unenforceable, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.


     G. Amendment. This Loan Agreement may be amended or altered only in writing signed by the parties to be bound by the change or alteration.

     H. Notices. All notices, requests, consents, and other communication hereunder shall be in writing and shall be mailed first class, postage prepaid, to the respective party at the following addresses:

          (1) To the Borrower at:

                               Medical Technology & Innovations, Inc.
                               3725 Investment Lane
                               Riviera Beach, Florida  33404

          (2) To the Lender at:

                               International Investment Partners, Ltd.
                               80 Abbeyville Road
                               Lancaster, Pennsylvania  17603

The date of service of such notice shall be 3 days after the date of mailing if sent by first class mail.

IN WITNESS WHEREOF, the parties have set their hands and seals as of the day and year first above written.

              MEDICAL TECHNOLOGY & INNOVATIONS, INC.

              By /s/ Joseph R.  DelVecchio
              ------------------------------
              Name: Joseph R.  DelVecchio
              Title: Ex V.P. /COO


              INTERNATIONAL INVESTMENT PARTNERS, LTD.

              By /s/ Brian A.  Auchey
              ------------------------------
              Name: Brian A.  Auchey
              Title: Vice President